Exhibit 99.1

QUALYS ANNOUNCES SECOND QUARTER 2016 FINANCIAL RESULTS

Revenue Growth of 21.5% Year-Over-Year

GAAP EPS: $0.09

Non-GAAP EPS: $0.20

Raises Bottom-End of Full Year Revenue, GAAP EPS and Non-GAAP EPS Guidance

REDWOOD CITY, CA – August 3, 2016 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the second quarter ended June 30, 2016. For the quarter, the Company reported record revenues of $48.5 million, GAAP net income of $3.5 million, non-GAAP net income of $7.5 million, Adjusted EBITDA of $15.7 million, GAAP earnings per diluted share of $0.09 and non-GAAP earnings per diluted share of $0.20.

“We are pleased to report another solid quarter for Qualys. With another period of top line growth in excess of 20%, we are raising the bottom end of our guidance range for the year. We are also seeing tremendous adoption of our disruptive cloud agent platform,” said Philippe Courtot, President and CEO of Qualys. “The Qualys Cloud Platform now consolidates ten enterprise-strength security solutions, giving customers unprecedented visibility and intelligence about all their IT assets at a lower total cost of ownership than legacy point solutions and we believe is driving significant market share gains for Qualys.”

Second Quarter 2016 Financial Highlights

Revenues: Revenues for the second quarter of 2016 increased by 21.5% to $48.5 million compared to $39.9 million for the same quarter in 2015. Revenue growth was driven by a combination of sales of subscriptions to new customers, as well as subscription renewals and upsells of additional subscriptions to existing customers.

Gross Profit: GAAP gross profit for the second quarter of 2016 increased by 21% to $38.4 million compared to $31.7 million for the same quarter in 2015. GAAP gross margin percentage was 79% for the second quarter of 2016 compared to 80% in the prior year’s second quarter. Non-GAAP gross profit increased by 21% to $38.8 million compared to $32.1 million in the same quarter in 2015. Non-GAAP gross margin percentage was 80% for both the second quarter of 2016 and 2015.

Operating Income: GAAP operating income for the second quarter of 2016 was $5.7 million compared to $5.3 million in the same quarter in 2015. Non-GAAP operating income for the second quarter of 2016 was $11.8 million compared to $9.7 million in the same quarter in 2015.

Net Income: GAAP net income for the second quarter of 2016 was $3.5 million, or $0.09 per diluted share, compared to $3.3 million, or $0.09 per diluted share, for the same quarter in 2015. Non-GAAP net income for the second quarter of 2016 was $7.5 million, or $0.20 per diluted share, compared to non-GAAP net income of $6.2 million, or $0.16 per diluted share, for the same quarter in 2015.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2016 increased by 20% to $15.7 million compared to $13.1 million for the same quarter in 2015. As a percentage of revenues, Adjusted EBITDA was 32% for the second quarter of 2016, compared to 33% for the second quarter of 2015.

Second Quarter 2016 Business Highlights

Customers:

•	New customers included: BDO, Delta Dental, Doosan Bobcat, First Data NJ, Fortinet, HCL Sweden, HP Inc, Informatica, Nordea Bank Norge, Norsk Hydro, ODEON & UCI Cinemas Group, Reinsurance Group of America, Reynolds America, WageWorks and Western & Southern Financial Group.

Recent Highlights:

•	Released Qualys ThreatPROTECT to General Availability (GA). As an extension to Qualys Vulnerability Management, ThreatPROTECT helps customers prioritize vulnerabilities based on level of threat as measured by multiple threat indicators.

•	Released Qualys Security Assessment Questionnaire (SAQ) 2.0 allowing organizations to better consolidate and orchestrate assessments of third-party business processes and vendor risk by centrally capturing all relevant information from technical and human sources, drastically reducing associated time and cost.

•	Unveiled midmarket Private Cloud Platform Appliance (PCPA). The new form-factor extends the Qualys Private Cloud Platform to medium-sized companies needing to retain data on-premise or within local geographies previously not served by Qualys.

•	Expanded Qualys Cloud-based Security and Compliance Platform to support Microsoft Azure with a new Azure-certified virtual scanner appliance allowing organizations to assess the security and compliance posture of their Azure virtual machines from the Qualys console.

•	Achieved FedRAMP Compliance for Qualys Cloud Platform, allowing federal agencies previously not served by Qualys a path to quickly adopt the Qualys Cloud Platform and integrated suite of offerings for continuous security and compliance.

Financial Performance Outlook

Third Quarter 2016 Guidance: Management expects revenues to be in the range of $50.3 million to $51.0 million. GAAP net income per diluted share is expected to be in the range of $0.08 to $0.10, which assumes an effective income tax rate of 38%. Non-GAAP net income per diluted share is expected to be in the range of $0.17 to $0.19, which assumes an effective non-GAAP income tax rate of 36%. Third quarter 2016 EPS estimates are based on approximately 38.8 million weighted average diluted shares outstanding for the quarter.

Full Year 2016 Guidance: Management now expects revenues to be in the range of $197.1 million to $198.6 million, up from the previous range of $195.6 million and $198.6 million. GAAP net income per diluted share is expected to be in the range of $0.37 to $0.41, which assumes an effective income tax rate of 38%. This is an increase from our previous GAAP net income guidance range of $0.36 to $0.41 per share, which assumed an effective income tax rate of 37%. Non-GAAP net income per diluted share is expected to be in the range of $0.75 to $0.79, which assumes an effective non-GAAP income tax rate of 36%. This is an increase from our previous non-GAAP net income guidance range of $0.74 to $0.79 per share, which assumed an effective non-GAAP income tax rate of 36%. Full year 2016 EPS estimates are based on approximately 38.9 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its second quarter 2016 financial results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). To access the conference call, dial (877) 881-2609 in the U.S. or +1 (970) 315-0463 for international participants with conference ID # 47445539. The live webcast of Qualys’ earnings conference call can also be accessed at investor.qualys.com. A replay of the conference call will be available through the same webcast link following the end of the call.

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 8,800 customers in more than 100 countries, including a majority of each of the Forbes Global 100 and Fortune 100. The Qualys Cloud Platform and integrated suite of solutions help organizations simplify security operations and lower the cost of compliance by delivering critical security intelligence on demand and automating the full spectrum of auditing, compliance and protection for IT systems and web applications. Founded in 1999, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, SecureWorks, Fujitsu, HCL Comnet, Infosys, NTT, Optiv, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance (CSA). For more information, please visit www.qualys.com.

Qualys, the Qualys logo and QualysGuard are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: the growth of our business, including renewals and market share gains, adoption of our existing solutions and our new offerings to both existing and new customers; the capabilities of our platform; the expansion of our certifications and partnerships and the related benefits of such certifications and partnerships; our strategy and our business model, the scalability of our strategy, and ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the third quarter and full year 2016, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the third quarter and full year 2016. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission on May 5, 2016. The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors operating measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share. In computing these non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense and non-recurring expenses. Qualys also monitors Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, other (income) expense, net and non-recurring expenses) and free cash flow (defined as cash provided by operating activities less purchases of property and equipment, and capitalized software development costs). Qualys believes that these non-GAAP operating metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA.

Furthermore, Qualys uses these operating measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys monitors free cash flow as a liquidity measure to provide useful information to management and investors about the amount of cash generated by the Company that, after the acquisition of property and equipment and capitalized software development costs, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening the balance sheet. Qualys also believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and free cash flow provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry. Non-GAAP net income per diluted share for the quarter ended June 30, 2016 excludes approximately $0.7 million of non-recurring expenses related to the remittance of payroll taxes from year 2013 through May 2016. During this same period, the Company has not excluded amounts related to other non-recurring items from non-GAAP net income per diluted share because the Company has considered such amounts to be immaterial in any given quarter during such period.

We have not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share because we do not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation and non-recurring expenses). The actual dollar amount of reconciling items in the third quarter and second half of 2016 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the third quarter and full year 2016, respectively. Accordingly, a reconciliation of the non-GAAP net income per diluted share guidance to the corresponding non-GAAP net income per diluted share is not available without unreasonable effort.

Beginning in 2015, due to the recognition of deferred tax assets in 2014 and in order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes the non-GAAP effective tax rate, which is 36% in 2016, is a reasonable estimate under its global operating structure. The Company intends to re-evaluate the non-GAAP effective tax rate on an annual basis. However, it may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Investor Contact:

Joo Mi Kim

Vice President, FP&A and Investor Relations

(650) 801-6100

ir@qualys.com

Media Contact:

David Conner

Qualys, Inc.

dconner@qualys.com

(650) 801-6196

Source: Qualys

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues	$48,466	$39,877	$94,714	$77,370
Cost of revenues (1)	10,092	8,157	19,508	16,121

Gross profit	38,374	31,720	75,206	61,249
Operating expenses:
Research and development (1)	9,143	7,205	16,977	14,355
Sales and marketing (1)	14,451	12,776	28,384	24,219
General and administrative (1)	9,068	6,427	16,536	12,443

Total operating expenses	32,662	26,408	61,897	51,017

Income from operations	5,712	5,312	13,309	10,232
Other income (expense), net:
Interest expense	(1)	(4)	(14)	(4)
Interest income	290	132	540	233
Other expense, net	(249)	—	(318)	(178)

Total other income (expense), net	40	128	208	51

Income before income taxes	5,752	5,440	13,517	10,283
Provision for income taxes	2,214	2,124	5,196	3,965

Net income	$3,538	$3,316	$8,321	$6,318

Net income per share:
Basic	$0.10	$0.10	$0.24	$0.19

Diluted	$0.09	$0.09	$0.22	$0.16

Weighted average shares used in computing net income per share:
Basic	35,120	34,003	34,869	33,889

Diluted	38,143	38,475	37,988	38,363

(1) Includes stock-based compensation as follows:
Cost of revenues	$423	$344	$802	$672
Research and development	1,493	1,138	2,788	2,290
Sales and marketing	1,389	980	2,638	1,791
General and administrative	2,017	1,920	3,791	3,504

Total stock-based compensation	$5,322	$4,382	$10,019	$8,257

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$3,538	$3,316	$8,321	$6,318
Available-for-sale investments:
Change in net unrealized gain (loss) on investments, net of tax	80	(8)	273	16
Less: reclassification adjustment for net realized gain (loss) included in net income	2	—	50	1

Net change, net of tax	82	(8)	323	17

Other comprehensive income, net	82	(8)	323	17

Comprehensive income	$3,620	$3,308	$8,644	$6,335

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$118,194	$91,698
Short-term investments	96,186	87,268
Accounts receivable, net	40,387	42,325
Prepaid expenses and other current assets	7,635	7,945

Total current assets	262,402	229,236
Long-term investments	46,534	43,277
Property and equipment, net	40,025	31,329
Deferred tax assets, net	16,123	16,079
Intangible assets, net	1,174	1,360
Goodwill	317	317
Other noncurrent assets	2,276	1,916

Total assets	$368,851	$323,514

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,853	$2,368
Accrued liabilities	16,851	11,786
Deferred revenues, current	103,753	98,025

Total current liabilities	126,457	112,179
Deferred revenues, noncurrent	13,073	14,564
Other noncurrent liabilities	1,884	1,205

Total liabilities	141,414	127,948
Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	246,454	223,228
Accumulated other comprehensive income (loss)	112	(211)
Accumulated deficit	(19,164)	(27,485)

Total stockholders’ equity	227,437	195,566

Total liabilities and stockholders’ equity	$368,851	$323,514

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$8,321	$6,318
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	7,828	6,586
Bad debt expense	106	333
Loss on disposal of property and equipment	39	4
Stock-based compensation	10,019	8,257
Amortization of premiums and accretion of discounts on investments	390	324
Excess tax benefits from stock-based compensation	(3,713)	(191)
Deferred income taxes	(85)	3,064
Changes in operating assets and liabilities:
Accounts receivable	1,833	(1,892)
Prepaid expenses and other assets	(83)	(534)
Accounts payable	(2)	(4,619)
Accrued liabilities	4,886	1,846
Deferred revenues	4,237	5,911
Other noncurrent liabilities	685	143

Net cash provided by operating activities	34,461	25,550

Cash flows from investing activities:
Purchases of investments	(87,364)	(61,442)
Sales and maturities of investments	75,156	48,214
Purchases of property and equipment	(8,966)	(10,407)
Capitalized software development costs	—	(99)

Net cash used in investing activities	(21,174)	(23,734)

Cash flows from financing activities:
Proceeds from exercise of stock options	9,496	5,547
Excess tax benefits from stock-based compensation	3,713	191

Net cash provided by financing activities	13,209	5,738

Net increase in cash and cash equivalents	26,496	7,554
Cash and cash equivalents at beginning of period	91,698	76,504

Cash and cash equivalents at end of period	$118,194	$84,058

Non-cash investing and financing activities:
Vesting of early exercised common stock options	$—	$11
Purchases of property and equipment included in accrued liabilities and accounts payable	$7,389	$—

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income	$3,538	$3,316	$8,321	$6,318
Depreciation and amortization of property and equipment	3,885	3,306	7,609	6,390
Amortization of intangible assets	109	98	219	196
Interest expense	1	4	14	4
Provision for income taxes	2,214	2,124	5,196	3,965

EBITDA	9,747	8,848	21,359	16,873
Stock-based compensation	5,322	4,382	10,019	8,257
Other (income) expense, net	(41)	(132)	(222)	(55)
One-time tax related expense	716	—	716	—

Adjusted EBITDA	$15,744	$13,098	$31,872	$25,075

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Cost of revenues	$10,092	$8,157	$19,508	$16,121
Less: Stock-based compensation	(423)	(344)	(802)	(672)

Non-GAAP Cost of revenues	$9,669	$7,813	$18,706	$15,449

GAAP Gross profit	$38,374	$31,720	$75,206	$61,249
Plus: Stock-based compensation	423	344	802	672

Non-GAAP Gross profit	$38,797	$32,064	$76,008	$61,921

GAAP Research and development	$9,143	$7,205	$16,977	$14,355
Less: Stock-based compensation	(1,493)	(1,138)	(2,788)	(2,290)

Non-GAAP Research and development	$7,650	$6,067	$14,189	$12,065

GAAP Sales and marketing	$14,451	$12,776	$28,384	$24,219
Less: Stock-based compensation	(1,389)	(980)	(2,638)	(1,791)

Non-GAAP Sales and marketing	$13,062	$11,796	$25,746	$22,428

GAAP General and administrative	$9,068	$6,427	$16,536	$12,443
Less: Stock-based compensation	(2,017)	(1,920)	(3,791)	(3,504)
Less: One-time tax related expense	(716)	—	(716)	—

Non-GAAP General and administrative	$6,335	$4,507	$12,029	$8,939

GAAP Operating expenses	$32,662	$26,408	$61,897	$51,017
Less: Stock-based compensation	(4,899)	(4,038)	(9,217)	(7,585)
Less: One-time tax related expense	(716)	—	(716)	—

Non-GAAP Operating expenses	$27,047	$22,370	$51,964	$43,432

GAAP Income from operations	$5,712	$5,312	$13,309	$10,232
Plus: Stock-based compensation	5,322	4,382	10,019	8,257
Plus: One-time tax related expense	716	—	716	—

Non-GAAP Income from operations	$11,750	$9,694	$24,044	$18,489

GAAP Net income	$3,538	$3,316	$8,321	$6,318
Plus: Stock-based compensation	5,322	4,382	10,019	8,257
Plus: One-time tax related expense	716	—	716	—
Less: Tax adjustment	(2,030)	(1,452)	(3,535)	(2,784)

Non-GAAP Net income	$7,546	$6,246	$15,521	$11,791

Non-GAAP Net income per share:
Basic	$0.21	$0.18	$0.45	$0.35

Diluted	$0.20	$0.16	$0.41	$0.31

Weighted average shares used in computing non-GAAP net income per share:
Basic	35,120	34,003	34,869	33,889

Diluted	38,143	38,475	37,988	38,363

Qualys, Inc.

RECONCILIATON OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2016	2015
GAAP Cash flows provided by operating activities	$34,461	$25,550
Less:
Purchases of property and equipment	(8,966)	(10,407)
Capitalized software development costs	—	(99)

Non-GAAP Free cash flows	$25,495	$15,044